EXHIBIT 2

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of February 11, 2005, by and among CorVu Corporation, a Minnesota corporation (the "Company"), ComVest Investment Partners II LLC, a Delaware limited liability company ("Purchaser") and the Subsidiaries (as defined herein) set forth on the signature page hereto.

         WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company (i) a senior secured note (the "Senior Secured Note") in an aggregate principal amount of $1,500,000, (ii) 22,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company for an aggregate purchase price of $3,300,000, (iii) 17,000 of shares of convertible preferred stock, par value $100 per share (the "Series C Preferred Stock"), (iv) warrants (the "Preferred Warrant") to purchase 3,400,00 shares of Common Stock and (v) warrants (the "Protective Warrant" and, together with the Preferred Warrant, the "Warrants") to purchase 2,000,00 shares of Common Stock on the Closing Date;

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

                  "Action" means any claim, action, suit, arbitration, inquiry, action or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" shall have the meaning set forth in the Preamble.

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                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

                  "Certificate of Designation" means the Certificate of Designation of Rights and Preferences of Series C Convertible Preferred Stock of the Company to be filed with the Secretary of State of the State of Minnesota in connection with the issuance of the Series C Preferred Stock in the form of Exhibit E attached hereto.

                  "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, Encumbrances, notices of noncompliance or violation, investigations, Actions, consent orders or consent agreements.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Indemnified Party" shall have the meaning set forth in Section 4.10(b).

                  "Company Intellectual Property" means Intellectual Property owned by the Company or any Subsidiary.

                  "Company IP Agreements" means (a) licenses of Intellectual Property by the Company or any Subsidiary to any third party, (b) licenses of Intellectual Property by any third party to the Company or any Subsidiary, (c) agreements between the Company or any Subsidiary and any third party relating to the development or use of Intellectual Property, the development of data, or the modification, framing, linking, or advertisement with respect to Internet web sites and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings to which the Company or any Subsidiary is a party, governing the use, validity or enforceability of Company Intellectual Property.

                  "Company Software" means all Software (a) material to the operation of its business or (b) manufactured, distributed, sold, licensed or marketed by the Company or any Subsidiary.

                   "Commission" means the Securities and Exchange Commission.

                  "Common Stock" shall have the meaning set forth in the Recitals.

                  "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or

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         exchangeable for, or otherwise entitles the holder thereof to receive,
         Common Stock.

                  "Company Counsel" means Fredrikson & Byron, P.A. with offices located at 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

                  "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

                  "Copyrights" means mask works, rights of publicity and privacy, and copyrights in works of authorship of any type, including Software, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, all moral and common law rights thereto, and all other rights associated therewith.

                  "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to Purchaser in connection with this Agreement.

                  "Encumbrance" means any security interest, pledge, hypothecation, mortgage, Encumbrance (including environmental and tax Encumbrances), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors (the "Board") of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on December 20, 2004, provided that such securities have not been amended since the date of this Agreement,
         (c) the

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         Securities issued or issuable hereunder, (d) issuances in connection with mergers, acquisitions, joint ventures or other transactions with an unrelated third party in a bona fide transaction the purpose of which is not fundraising, (e) issuances at fair market value to the Company's suppliers, consultants and other providers of services and goods not to exceed $100,000 to any one Person, and not to exceed an aggregate of $250,000 in any fiscal year without the prior written consent of Purchaser, or (f) issuances of options ("Replacement Options") to MacIntosh at the then fair market value in replacement of options held by MacIntosh on the Closing date upon their expiration and issuances of shares of Common Stock upon exercise of any such Replacement Options, provided, that such Replacement Options have been issued in accordance with the Company's then existing stock option plan and approved by a majority of the non-employee members of the Board of the Company or a majority of the members of a committee of non-employee directors established for such purpose.

                  "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

                  "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "GT" means Greenberg Traurig, LLP with offices located at The Met Life Building, 200 Park Avenue, New York, New York 10166.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Company or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of

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         others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnified Party" shall mean a Company Indemnified Party or a Purchaser Indemnified Party, as the case may be;

                  "Indemnifying Party" shall mean Purchaser pursuant to Section 4.10(a) and the Company pursuant to Section 4.10(b), as the case may be

                  "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of its business symbolized thereby or associated therewith, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know how and invention rights.

                  "IRS" means the Internal Revenue Service of the United States.

                  "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

                  "Leased Real Property" means the real property leased by the Company or any Subsidiary as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Licensed Intellectual Property" means Intellectual Property licensed to the Company or any Subsidiary pursuant to the Company IP Agreements.

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                  "MacIntosh" means Justin M. MacIntosh.

                  "Material Adverse Effect" means any circumstance, change in or effect on its business, the Company or any Subsidiary that, individually or in the aggregate with all other circumstances, changes in or effects on its business, the Company or any Subsidiary: (a) is or is reasonably likely to be materially adverse to its business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of its business, the Company or any Subsidiary or (b) is reasonably likely to materially adversely effect the ability of Purchaser to operate or conduct its business in the manner in which it is currently or contemplated to be operated or conducted by the Company or any Subsidiary.

                  "Owned Real Property" means the real property in which the Company or any Subsidiary has fee title (or equivalent) interest, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Patents" means United States, foreign and international patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure Action shall have been commenced and as to which neither the Company nor any Subsidiary is otherwise subject to civil or criminal liability due to its existence: (a) Encumbrances for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP;
         (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Encumbrances and other similar Encumbrances arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

                  "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity,

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         as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

                  "Preferred Shares" means the 17,000 shares of Series C preferred Stock issued to Purchaser pursuant to this Agreement.

                  "Preferred Stock" means the "blank check" preferred stock designated by the Company.

                  "Preferred Warrant" shall have the meaning set forth in the Recitals in the form of Exhibit C attached hereto.

                  "Protective Warrant" shall have the meaning set forth in the Recitals in the form of Exhibit D attached hereto.

                  "Purchaser" shall have the meaning set forth in the Preamble.

                  "Purchaser Indemnified Party" shall have the meaning set forth in Section 4.10(a).

                  "Real Property" means the Leased Real Property and the Owned Real Property.

                   "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and Purchaser, in the form of Exhibit B attached hereto.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by Purchaser of the Shares and the Warrant Shares.

                  "Regulation D" shall have the meaning set forth in the Recitals.

                  "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                   "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC Reports" shall have the meaning ascribed to such term in
         Section 3.1(g).

                  "Securities" collectively means the Shares, the Preferred Shares, the Conversion Shares, the Senior Secured Note, the Warrants and the Warrant Shares.

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                  "Security Agreement" means the Security Agreement between the
         Company and Purchaser in the form of Exhibit G attached hereto.

                  "Securities Act" shall have the meaning set forth in the Recitals.

                  "Senior Secured Note" shall have the meaning set forth in the Recitals in the form of Exhibit A attached hereto.

                  "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $10.00 per share, of the Company.

                  "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $.01 per share, of the Company.

                  "Series C Preferred Stock" shall have the meaning set forth in the Recitals.

                  "Shares" means the 22,000,000 shares of Common Stock issued to Purchaser pursuant to this Agreement.

                  "Software" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

                  "Stockholders' Agreement" means the agreement among Purchaser, MacIntosh and his Affiliates relating to the Common Stock beneficially owned by MacIntosh and his Affiliates in the form of Exhibit F attached hereto.

                  "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

                  "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                  "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or

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         required to be filed with any Tax authority for the Company's fiscal years ended June 30, 2000 and thereafter, including any schedule or attachment thereto or any amendment thereof.

                  "Trade Secrets" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

                  "Trademarks" means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of its business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

                   "Transaction Documents" means this Agreement, the Senior Secured Note, the Certificate of Designation, the Warrants, the Stockholders' Agreement, the Security Agreement and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "Warrants" means, collectively, the Preferred Warrant and the Protective Warrant delivered to Purchaser at the Closing in accordance with Section 2.2 hereof.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         1.3 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

                           (i) when a reference is made in this Agreement to an
                  Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

                           (ii) references to the "knowledge" of the Company
                  shall refer to the actual knowledge of any of the Company's officers or members of its Board or the knowledge that any such person would reasonably be expected to have assuming reasonable inquiry;

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                           (iii) references to "due inquiry" shall refer to an
                  inquiry that any of the Company's officers or members of its Board would reasonably be expected to undertake based upon the information available to them;

                           (iv) the headings for this Agreement are for
                  reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                           (v) whenever the words "include," "includes" or
                  "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                           (vi) the words "hereof," "herein" and "hereunder" and
                  words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                           (vii) all terms defined in this Agreement have the
                  defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                           (viii) the definitions contained in this Agreement
                  are applicable to the singular as well as the plural forms of such terms;

                           (ix) any Law defined or referred to herein or in any
                  agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

                           (x) references to a Person are, in the case of
                  individuals, also to his or her personal representatives, heirs and permitted assigns and, in the case of entities, also to its successors and permitted assigns; and

                           (xi) the use of "or" is not intended to be exclusive
                  unless expressly indicated otherwise.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing.

                  (a) The consummation of the sale of the Senior Secured Note, Shares, Preferred Shares and Warrants (the "Closing") shall take place on or before February 11, 2005 (the "Closing Date") by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree.

                  (b) At the Closing, Purchaser shall deliver to the Company an aggregate of Six Million Five Hundred Thousand Dollars ($6,500,000), such amount

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         representing the aggregate purchase price for the Senior Secured Note, the Shares and the Preferred Shares, by certified check or wire transfer (the "Purchase Price").

         2.2 Closing Conditions; Deliveries.

                  (a) On the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

                           (i) this Agreement duly executed by the Company;

                           (ii) a copy of the irrevocable instructions to the
                  Company's transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing each of the Shares and Preferred Shares, each registered in the name of Purchaser;

                           (iii) a copy of the Preferred Warrant registered in
                  the name of Purchaser;

                           (iv) a copy of the Protective Warrant registered in
                  the name of Purchaser;

                           (v) the Registration Rights Agreement duly executed
                  by the Company;

                           (vi) the Stockholders' Agreement duly executed by
                  MacIntosh and his Affiliates;

                           (vii) the certificates referred to in Section
                  2.2(c)(i) and 2.2(e)(i);

                           (viii) the Security Agreement duly executed by the
                  Company and each of its Subsidiaries; and

                           (ix) a legal opinion of Company Counsel, in the form
                  reasonably acceptable to GT.

                  (b) On the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

                           (i) this Agreement duly executed by Purchaser;

                           (ii) the Purchase Price by wire transfer of
                  immediately available funds to the account as specified in writing by the Company;

                           (iii) the certificates referred to in Section
                  2.2(c)(ii) and 2.2(e)(ii);

                           (iv) the Stockholders' Agreement duly executed by
                  Purchaser,

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                           (v) the Security Agreement duly executed by
                  Purchaser; and

                           (vi) the Registration Rights Agreement duly executed
                  by Purchaser.

                  (c) Accuracy of Representations and Warranties.

                           (i) Each representation and warranty contained in
                  Section 3.1 shall be true on and as of Closing with the same effect as though such representation and warranty had been made on and as of that date and the Company has delivered to Purchaser a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.2(c)(i).

                           (ii) Each representation and warranty contained in
                  Section 3.2 shall be true on and as of Closing with the same effect as though such representation and warranty had been made on and as of that date and Purchaser has delivered to the Company a certificate, executed by the Chief Executive Officer or Chief Financial Officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.2(c)(ii).

                  (d) Material Adverse Effect. As of the Closing, there shall not have occurred any changes that have had or could reasonably have a Material Adverse Effect on the operations or financial condition of the Company.

                  (e) Performance.

                           (i) The Company shall have performed and complied
                  with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and the Company has delivered to Purchaser a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.2(e)(i).

                           (ii) Purchaser shall have performed and complied with
                  all agreements and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at the Closing and Purchaser has delivered to the Company a certificate, executed by the Chief Executive Officer or Chief Financial Officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.2(e)(ii).

                  (f) Due Diligence. As of the Closing, Purchaser shall, in its sole discretion, have completed its legal and financial due diligence and the results of such due diligence shall, in its sole discretion, be acceptable to Purchaser and its

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         legal counsel. The Disclosure Schedule delivered to Purchaser by the
         Company in connection with this Agreement shall not contain any exceptions that are deemed unacceptable by Purchaser in its sole discretion.

                  (g) Capitalization on the Closing Date. As of the Closing Date, there shall be outstanding (excluding shares of Common Stock issued or to be issued to MacIntosh and members of his family upon conversion of the Series B Preferred Stock and conversion of securities representing current Indebtedness issued thereto) (i) not more than 24 million shares of Common Stock and not more than 600,000 shares of Series B Preferred Stock; (ii) options to purchase up to 4.1 million shares of Common Stock granted to employees under the Company's stock option plans; (iii) options to purchase up to 1.4 million shares of Common Stock granted to employees outside of the Company's stock option plans with average exercise prices between $0.91 and $1.58 per share;
         (iv) warrants to purchase up to 1,400,000 shares of Common Stock at an exercise price of $0.20; (v) warrants to purchase up to 2,805,275 shares of Common Stock at an average exercise price of $1.71. MacIntosh and members of his family shall, as of the Closing, convert all of their shares of Series B Preferred Stock into shares of Common Stock and all of their securities representing current Indebtedness into shares of Common Stock upon terms consistent with the purchase of the Shares by Purchaser and in accordance with the terms set forth in such instruments.

                  (h) Indebtedness. As of the Closing, (i) the Company or its Subsidiaries, as the case may be, shall cause any Indebtedness between CorVu North America, Inc. and Commerce Bank to be paid off, and (ii) there shall be no other Indebtedness, other than as set forth in the SEC Reports and accounts payable, trade payables and capital lease obligations incurred in the ordinary course of business.

                  (i) Certificate of Designation. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Minnesota.

                  (j) MacIntosh Employment Agreement. The employment agreement between the Company and MacIntosh shall have been amended to provide for an annual salary of $250,000 for all services provided by MacIntosh to the Company and the Subsidiaries. Such amended agreement shall further provide that any amounts in excess of $250,000 shall be deferred until such time as the Company achieves, on a consolidated basis, two (2) consecutive quarters of revenues in excess of $4,000,000 and positive EBITDA.

                  (k) Board of Directors. The Board of the Company shall have been increased by two (2) members and the Designees (as defined below) shall have been duly elected and qualified.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to Purchaser:

                  (a) Authority, Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (x) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (y) adversely affect the ability of the Company and the Subsidiaries to conduct its business, and all such jurisdictions are set forth in Section 3.1(a) of the Disclosure Schedule. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Company to Purchaser.

                  (b) Subsidiaries.

                           (i) Section 3.1(b)(i) of the Disclosure Schedule sets
                  forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

                           (ii) Other than the Subsidiaries, there are no other
                  corporations, partnerships, joint ventures, associations or other entities in which the Company or any Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries and except as set forth in
                  Section 3.1(b)(ii) of the Disclosure Schedule, neither the Company nor any Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is the Company or any Subsidiary a participant in any joint venture or similar arrangement.

                           (iii) Each Subsidiary that is a corporation: (A) is a
                  corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,
                  (B) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (C) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (x) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (y) adversely affect the ability of the Company and the Subsidiaries to conduct its business. Each Subsidiary that is not a corporation: (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (B) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (C) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (x) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (y) adversely affect the ability of the Company and the Subsidiaries to conduct its business.

                           (iv) All corporate actions taken by each Subsidiary
                  have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws (or similar organizational documents). True and complete copies of the certificate of incorporation and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been delivered by the Company to Purchaser.

                  (c) Capitalization.

                           (i) Immediately prior to the Closing, the authorized
                  capital stock of the Company consists of 75,000,000 shares of Common Stock. 1,000,000 shares of Series A Preferred Stock, 600,000 shares of Series B

                  Preferred Stock, 17,000 shares of Series C Preferred Stock and 23,383,000 shares of undesignated stock. As of the date hereof and immediately prior to the Closing, (i) 23,970,268 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 600,000 shares of Series B Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
                  (iii) 3,928,876 shares of Common Stock are reserved for issuance upon exercise of employee stock options granted pursuant to various stock option plans, (iv) 1,302,751 shares of Common Stock are reserved for issuance upon exercise of employee stock options granted outside of the Company's stock option plan, (v) 1,400,001 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants at an exercise price of $0.20 per share, and (vi) 2,319,703 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants at an average exercise price of $1.12 per share. None of the issued and outstanding shares of Common Stock or Series B Preferred Stock was issued in violation of any preemptive rights. Except as set forth in Section 3.1(c)(i) of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Shares or Preferred Shares or obligating either the Company or the Company to issue or sell any Shares or Preferred Shares, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or Preferred Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. As of the date hereof and immediately prior to the Closing, the Common Stock and Series B Preferred Stock constitute all of the issued and outstanding capital stock of the Company. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares and Preferred Shares in the name of Purchaser in the stock records of the Company, Purchaser, assuming it shall have purchased the Shares and Preferred Shares for value in good faith and without notice of any adverse claim, will own all the Shares and Preferred Shares free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares and the Preferred Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Common Stock or Preferred Stock.

                           (ii) To the best knowledge of the Company, after due
                  inquiry, the shareholder register attached to this Agreement as Schedule A accurately records, in all material respects:
                  (A) the name and address of each Person owning shares of Common Stock or Preferred Stock and (B) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

                           (iii) All the outstanding shares of capital stock of
                  each Subsidiary that is a corporation are validly issued, fully paid, nonassessable and, except with respect to wholly owned Subsidiaries, free of preemptive rights and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

                           (iv) The stock register of each Subsidiary accurately
                  records: (A) the name and address of each Person owning shares of capital stock of such Subsidiary and (B) the certificate number of each certificate evidencing shares of capital stock issued by such Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

                           (v) The Conversion Shares and the Warrant Shares are
                  duly authorized and reserved for issuance and, upon conversion of the Preferred Shares and exercise of the warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and free from all Encumbrances and will not be subject to preemptive rights or similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                           (vi) The Company understands and acknowledges the
                  potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and upon the issuance of the Warrant Shares upon the exercise of or otherwise pursuant to the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and Warrant Shares upon the exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute, subject only to the terms and conditions set forth in this Agreement, the Certificate of Designation and the Warrants, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                           (vii) The terms, designations, powers, preferences
                  and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of Preferred Stock of the Company (other than the Series C Preferred Stock) are as stated in the Company's articles of incorporation (including the statement of designation of the Series B Preferred Stock), filed on or prior to the date hereof. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock are as stated in the Certificate of Designation.

                  (d) Corporate Books and Records. The minute books of the Company and the Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries. To the extent requested, true and accurate copies of all such minute books and of the stock register of the Company and each Subsidiary have been provided by the Company to Purchaser.

                  (e) No Conflicts. Assuming that all consents, approvals, authorizations and other actions set forth in Section 3.1(f) of the Disclosure Schedule have been obtained and all filings and notifications listed in Section 3.1(e) of the Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not and will not
         (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any Subsidiary, (ii) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, any Subsidiary or any of their respective assets, properties or businesses, or (iii) except as set forth in Section 3.1(e)(iii) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Securities or any of the assets or properties of the Company or any Subsidiary pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any Subsidiary is a party or by which any of the Securities or any of the assets or properties of the Company or any Subsidiary is bound or affected, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (ii) adversely affect the ability of the Company and the Subsidiaries to conduct its business.

                  (f) Governmental Consents and Approvals. Except as set forth in Section 3.1(f) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and each Transaction Document by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority. The Company knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

                  (g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (h) Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and
         (v) the Company has not issued any equity securities to any officer, director or

         Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (i) Litigation. Except as set forth in Section 3.1(i) of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Subsidiary (or by or against the Company or any Affiliate thereof and relating to its business, the Company or any Subsidiary) or affecting any of the Assets or its business pending before any Governmental Authority (or, to the best knowledge of the Company after due inquiry, threatened to be brought by or before any Governmental Authority). None of the matters set forth in Section 3.1(i) of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in
         Section 3.1(i) of the Disclosure Schedule, none of the Company, the Subsidiaries or any of their respective assets or properties, including the Assets, is subject to any Governmental Order (nor, to the best knowledge of the Company after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

                  (j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                  (k) Compliance. (i) Except as set forth in Section 3.1(k)(i) of the Disclosure Schedule and to the best knowledge of the Company, after due inquiry, the Company and the Subsidiaries have each conducted and continue to conduct its business in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or the Assets, and neither the Company nor any Subsidiary is in violation of any such Law or Governmental Order.

                           (ii) Section 3.1(k)(ii) of the Disclosure Schedule
                  sets forth a brief description of each Governmental Order applicable to the Company, any Subsidiary or the Assets, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

                           (iii) To the best knowledge of the Company, after due
                  inquiry, none of the Company, any Subsidiary or any officer, director, employee, agent or representative of the Company or any Subsidiary has furthered or supported any foreign boycott in violation of the Anti-Boycott laws and regulations of the United States promulgated pursuant to the Export Administration Act of 1979 (50 U.S.C.A. App. ss. 2407, and regulations promulgated thereunder).

                  (l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of Actions relating to the revocation or modification of any Material Permit.

                  (m) Material Contracts. Except as set forth in Section 3.1(m) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission) with respect to the Company or any Subsidiary. All contracts described in this Section 3.1(m) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described above, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to its business of the Company and the Subsidiaries, in each case free and clear of all Encumbrances, except for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Encumbrances for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (o) Patents and Trademarks. Except as would not, individually or in the aggregate, have a Material Adverse Effect:

                           (i) Section 3.1(o)(i) of the Disclosure Schedule sets
                  forth a true and complete list of (A) all patents and patent applications, registered trademarks and trademark registration applications, registered copyrights and copyright registration applications, and domain names included in the Company Intellectual Property, and (B) all material Company IP Agreements excluding licenses for the use of Company Software to customers of the Company or its Subsidiaries in the ordinary course of business.

                           (ii) To the best knowledge of the Company, after due
                  inquiry, the operation of its business as currently conducted or as contemplated to be conducted, the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith and the Company's and the Subsidiaries' transmission, use, linking and other practices related to the operation of their web sites in connection with its business, the content thereof and the advertisements contained therein, do not infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or Claims are pending or threatened against the Company or any Subsidiary alleging any of the foregoing.

                           (iii) To the best knowledge of the Company, after due
                  inquiry, the Company or a Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to the Company Intellectual Property, and the Company or a Subsidiary has a valid right to use the Company Intellectual Property and Licensed Intellectual Property as currently conducted or as contemplated to be conducted.

                           (iv) Except as disclosed in Section 3.1(o)(iv) of the
                  Disclosure Schedule, no Company Intellectual Property, or to the best knowledge of Seller after due inquiry, any Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

                           (v) The Company Intellectual Property and the
                  Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of its business, and there are no other items of Intellectual Property that are material to the ordinary day-to-day conduct of its business. The Company Intellectual Property, or to the best knowledge of Seller after due inquiry, any Licensed Intellectual Property, are subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

                           (vi) No Actions or Claims have been asserted or are
                  pending or, to the best knowledge of the Company after due inquiry, threatened against the Company or any Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Company Intellectual Property or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or any Subsidiary infringe or misappropriate any Intellectual Property right of any third party or (iii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                           (vii) To the best knowledge of the Company, no Person
                  is engaging in any activity that infringes the Company Intellectual Property or Licensed Intellectual Property. Except as set forth in Section 3.1(o)(vii) of the Disclosure Schedule, neither the Company nor any Subsidiary has granted any license or other right to any third party with respect to the Company Intellectual Property or Licensed Intellectual Property except to the customers of its business to whom the Company or a Subsidiary has licensed such Company Intellectual Property or Licensed Intellectual Property in the ordinary course of business. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the termination or impairment of any of the Company Intellectual Property.

                           (viii) To the best knowledge of the Company, after
                  due inquiry, the Company Software is free of all viruses, worms, trojan horses and other material known contaminants. The Company Software does not incorporate any GNU or "open" source code or object code under which the Company Software is subject to the GNU general public license or GNU lesser general public license. To the best knowledge of the Company, after due inquiry, the Company or a Subsidiary has obtained all approvals necessary for exporting the Company Software outside the United States and importing the Company Software into any country in which the Company Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect. No rights in the Company Software have been transferred to any third party except to the customers of its business to whom the Company or a Subsidiary has licensed such Company Software in the ordinary course of business. The Company or a Subsidiary has the right to use all software development tools, library functions, compilers, and other third party software that are material to its business or that are required to operate or modify the Company Software.

                           (ix) The Company and the Subsidiaries have taken
                  reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with its business. To the best knowledge of the Company after due inquiry, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual

                  Property used in connection with its business by any Person;
                  (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of its business; and
                  (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                           (x) To the best knowledge of the Company, after due
                  inquiry, the Company's or any Subsidiary's operation of any web sites used in connection with its business, and content thereof and data processed, collected, stored or disseminated in connection therewith, do not violate any applicable Law, including European Directive 95/46/EC, and any Person's right of privacy or publicity. The Company or its Subsidiary (i) has obtained all necessary permits, approvals, consents, authorizations or licenses to lawfully operate its web sites and to use its data and (ii) is operating its web sites and using its data in accordance with the scope of such permits, approvals, consents, authorizations or licenses. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to secure their web sites and data, and any portion thereof, from unauthorized access by any Person.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in its businesses in which the Company and the Subsidiaries are engaged. To the best of Company's knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) Employee Benefits.

                           (i) Section 3.1(q)(i) of the Disclosure Schedule
                  lists (A) all employee benefit plans, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and

                  (B) any contracts, arrangements or understandings between the Company or any of its Affiliates and any employee of the Company or any Subsidiary (collectively, the "Plans").

                           (ii) Each Plan has been operated in all material
                  respects in accordance with its terms and the requirements of all applicable Laws. The Company and its Subsidiaries have performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and the Company has no knowledge of any material default or violation by any party to, any Plan. No action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action.

                  (r) Taxes.

                           (i) Except as set forth in Section 3.1(r)(i) of the
                  Disclosure Schedule, (A) all Tax Returns required to be filed by or with respect to the Company and each Subsidiary (including the consolidated federal income Tax Return of the Company and any state, local or other Tax Return that includes the Company or any Subsidiary on a consolidated, combined or unitary basis) have been timely filed; (B) all Taxes required to be shown on such Tax Returns or otherwise due in respect of the Company or any Subsidiary have been timely paid; (C) all such Tax Returns are true, correct and complete in all material respects; (D) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the best knowledge of the Company after due inquiry, no basis exists for any such adjustment; (E) there are no pending or, to the best knowledge of the Company after due inquiry, threatened Actions for the assessment or collection of Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any Person that was included in the filing of a Tax Return with the Company on a consolidated, combined or unitary basis; (F) to the best knowledge of the Company, after due inquiry, all sales and license transactions between the Company and the Company or any Subsidiary, between the Company and any Subsidiary and between any of the Subsidiaries, have been conducted on an arm's-length basis; (G) there are no Tax liens on any assets of the Company or any Subsidiary; (H) neither Seller nor any Affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (I) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 will occur in connection with the transactions contemplated by this Agreement; (J) from and after June 30, 2000, the Company and each Subsidiary have been and continue to be members of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Company files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (K) none of the Company or the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (L) the Company and Subsidiary have each properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law; (M) none of the Company or Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Company or any Subsidiary to the effect that the filing of Tax Returns may be required; (N) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired and (O) neither the Company nor any Subsidiary is subject to any accumulated earnings tax, personal holding company Tax or similar Tax.

                           (ii) Except as set forth with reasonable specificity
                  in Section 3.1(r)(ii) of the Disclosure Schedule, (A) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject; (B) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Subsidiary; (C) there are no proposed reassessments of any property owned by the Company or any Subsidiary or other proposals that could increase the amount of any Tax to which the Company or any Subsidiary would be subject; (D) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary; (E) none of the Company or the Subsidiaries (1) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code,
                  (2) has been a passive foreign investment company within the meaning of Section 1296 of the Code, (3) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (4) has participated in or cooperated with an international boycott within the meaning of section 999 of the Code and (F) none of the Company or the Subsidiaries has, to an extent that would cause a tax liability to the Company, any
                  (1) income reportable for a
                  period ending after the Closing but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or
                  (2) deferred gain or loss arising out of any deferred intercompany transaction.

                           (iii) Section 3(r)(iii) of the Disclosure Schedule
                  (A) lists all income, franchise and similar income-type Tax Returns (federal, state, local and foreign) filed with respect to each of the Company and the Subsidiaries for taxable periods ended on or after June 30, 2000, (B) indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and (C) indicates all Tax Returns that currently are the subject of audit.

                           (iv) To the extent reasonably requested by Purchaser,
                  the Company has delivered to Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since June 30, 2000.

                           (v) To the extent reasonably requested by Purchaser,
                  the Company has delivered to Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving the Company or any Subsidiary and a true and complete description of any such unwritten or informal agreement or arrangement.

                           (vi) Except as et forth in Section 3.1(r)(vi) of the
                  Disclosure Schedule, the Company has established reserves and allowances to satisfy all liabilities for Taxes relating to the Company and the Subsidiaries for all taxable periods through the Closing (without regard to the materiality thereof).

                  (s) Title to Tangible Personal Property. Section 3.1(s) of the Disclosure Schedule sets forth a list of all material Tangible Personal Property as of the date therein specified. Except as set forth in
         Section 3.1(s), as of the date hereof, The Company and any Subsidiary has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property, which includes such property listed on
         Section 3.1(s), other than property that is obsolete or has been retired or disposed of in the ordinary course of business, free and clear of any Encumbrances, other than Permitted Encumbrances.

                  (t) Title to Owned and Leased Real Property.

                           (i) Neither the Company nor any Subsidiary currently,
                  and in the past, has owned any real property.

                           (ii) As of the date hereof, except as set forth in
                  Section 3.1(t)(ii) of the Disclosure Schedule, the Company and each Subsidiary has a valid leasehold interest in the Leased Real Property.

                           (iii) The Leased Real Property has not suffered any
                  material damage by fire, casualty or otherwise which has not heretofore been repaired and restored in all material respects.

                           (iv) Except as set forth in Section 3.1(t)(iv) of the
                  Disclosure Schedule, there (i) is no default (or event that, with or without the giving of notice or the lapse of time or both, could constitute a default) that exists under the leases for the Leased Real Property, (ii) are no adverse or other parties in possession of the Real Property, or of any part thereof and no third party has been granted any license, lease, or other right relating to the use or possession of the Real Property, or any part thereof, except tenants under written leases; and (iii) are no material unpaid impact fees, special assessments and permit fees with respect to the Real Property, if applicable.

                           (v) Neither the Company nor any Subsidiary has
                  granted any rights, options, rights of first refusal, or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire the Real Property or any part thereof or any interest therein.

                  (u) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 in any twelve (12) month period other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

                  (v) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

                  (w) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, except as set forth in Section 3.1(x) of the Disclosure Schedule. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (x) Private Placement. Assuming the accuracy of Purchaser's representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any trading market.

                  (y) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (z) Registration Rights. Except as set forth in Section 3.1(z) of the Disclosure Schedule, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                  (aa) Application of Takeover Protections. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and Purchaser's ownership of the Securities.

                  (bb) Disclosure. The Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

                  (cc) No Integrated Offering. Assuming the accuracy of Purchaser's representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

                  (dd) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchaser.

                  (ee) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity,
         (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or
         (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  (ff) Accountants. The Company's accountants are set forth in
         Section 3.1(ff) of the Disclosure Schedule. To the Company's knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, are independent accountants as required by the Securities Act.

                  (gg) Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purchaser's purchase of the Securities. The Company further represents to Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

         3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                  (a) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and, assuming this Agreement constitutes the valid and binding obligation of the Company and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors' generally and by general equitable principles (regardless of whether such enforceability is considered in a Action in equity or at law).

                  (b) Investment Intent. Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Rule 144. Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that it is familiar with Rule 144, and that Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                  (d) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or
         (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

                  (e) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. (k) General. Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Securities. Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  (f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion and shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, A CERTAIN STOCKHOLDERS' AGREEMENT AND A CERTAIN REGISTRATION RIGHTS AGREEMENT, ALL OF WHICH ARE DATED FEBRUARY 11, 2005 AND ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

                  (c) Certificates evidencing the Shares, Preferred Shares, Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or
         (ii) following a sale of such Shares, Preferred Shares, Conversion Shares or Warrant Shares pursuant to an effective registration statement (including the Registration Statement), or (iii) following any sale of such Shares, Preferred Shares, Conversion Shares or Warrant Shares Shares pursuant to Rule 144, or (iv) if such Shares, Preferred Shares, Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission); provided, however, that in each of instances (iii) through (v) above, (A) Purchaser shall have provided representations that Purchaser is permitted to dispose of such Shares, Preferred Shares, Conversion Shares and/or Warrant Shares without limitation as to amount or manner of sale pursuant to Rule 144 under the Securities Act and (B) such certificates evidencing the Shares, Preferred Shares, Conversion Shares and/or Warrant Shares shall have been surrendered along with a notice requesting removal of any legend and requesting the issuance of new certificates free of the legend to replace those surrendered. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Preferred Share or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, such Conversion Shares or Warrant Shares shall be issued free of all legends.

         4.2 Integration. Except as otherwise contemplated by this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities
Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any exchange or quotation service on which any of the securities of the Company are listed or quoted such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

         4.3 Description of the Senior Secured Note and Security Agreement.

         The following summary of the Senior Secured Note and Security Agreement is provided for illustrative purposes only. To the extent there are any inconsistencies between the summary below and the Senior Secured Note and/or Security Agreement, such agreements shall control.

                  (a) Maturity. The Company shall pay Purchaser the outstanding principal amount of the Senior Secured Note, together with all accrued and unpaid interest thereon, on the earliest to occur (the "Maturity Date") of (i) thirty-six (36) months following the Closing Date, (ii) a merger or combination of the Company or the sale, transfer or other disposition of all or substantially all of the assets of the Company or
         (iii) the acquisition by a single entity, person or a "group" within the meaning of Rule 13d-1 of the Exchange Act, of more than fifty percent (50%) of the voting power or capital stock of the Company (on a fully-diluted basis).

                  (b) Interest. The Senior Secured Note shall bear interest ("Interest") at a rate per annum as follows:

              Months 1-12 of the Senior Secured Note      6% per annum
              Months 13-24 of the Senior Secured Note     9% per annum
              Months 25-36 of the Senior Secured Note     12% per annum

         Interest shall be payable quarterly in cash. If any Event of Default (as defined in the Senior Secured Note) has occurred and is continuing, the Senior Secured Note shall bear interest at a rate of the then-applicable Interest plus four percent (4%) per annum until such time as such Event of Default has been cured.

                  (c) Prepayment. The Senior Secured Note may be prepaid, in whole or in part, at any time without penalty or premium, upon ten (10) days' prior written notice to Purchaser. In the event the Company issues any Exempt Issuance of securities during the term of the Senior Secured Note, the Company shall use at least fifty percent (50%) of the proceeds therefrom to prepay the Senior Secured Note; provided, however, that the Preferred Shares have been redeemed, in whole, in accordance with its terms.

                  (d) Security and Ranking. The Senior Secured Note and all other obligations of the Company under this Agreement and the other Transaction Documents shall be secured by substantially all of the assets of the Company, as described in the Security Agreement (collectively, the "Collateral"), dated as of even date herewith, by and between Purchaser and the Company. As an inducement to Purchaser to purchase the Senior Secured Note and the other Securities described herein and execute and enter into this Agreement, and to secure prompt payment of the Senior Secured Note and the discharge in full of the Company's obligations under this Agreement and under the Senior Secured Note, this Agreement and the other Transaction Documents, the Company shall grant to Purchaser a first priority perfected lien and security interest in the Collateral, which security interest shall rank senior in lien priority to any other existing or future Indebtedness.

         4.4 Certain Covenants of the Company.

                  (a) Affirmative Covenants. The Company covenants that, so long as any portion of the Senior Secured Note or the Preferred Shares is outstanding, it shall take the following actions:

                           (i) Provide to Purchaser all such information about
                  the Company, as the case may be, that is made available publicly.

                           (ii) If an Event of Default occurs, the Company
                  shall, if so requested by Purchaser, promptly provide the following information:

                                    (A) Annual Financial Statements. Unless
                           filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Company and its Subsidiaries, as of the end of the immediately preceding fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing or such other independent public accountants, in either case, as unanimously selected by the Board;

                                    (B) Monthly Financial Statements. Unless
                           filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles, such consolidated balance sheet, consolidated statements of income, stockholders' equity and cash flows to be as of the end of each month following the end of the immediately preceding fiscal year, in each case with comparative statements for the prior fiscal year; provided, however, that, to the extent the information in this Section 4.4(a)(ii)(B) is requested by Purchaser, Purchaser shall hold and treat all such information confidential;

                                    (C) Accountant's Letters. Copies of each
                           accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries;

                                    (D) Notices. Copies of notices of all
                           Actions that could materially and adversely affect the Company or any of its Subsidiaries; and

                                    (E) Other Information. Any other information
                           regarding the business, prospects, financial condition, operations, property or affairs of the Company as Purchaser may reasonably request;

                           (iii) The Company shall maintain and cause each of
                  its Subsidiaries to maintain their respective corporate existence unless the Board unanimously approves otherwise;

                           (iv) The Company shall obtain and maintain and cause
                  each of its Subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated;

                           (v) The Company shall permit and cause each of its
                  Subsidiaries to permit Purchaser and such persons as Purchaser may designate, at Purchaser's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with Purchaser and its designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that Purchaser or its designees have executed a confidentiality agreement in substance and form reasonably acceptable to the Company; provided, however, that in no event (other than an Event of Default) shall the Company be required to provide Purchaser or its designees with any information about the Company that is not publicly available;

                           (vi) The Company shall comply, and cause each
                  Subsidiary to comply, with all applicable Laws, noncompliance with which could materially adversely affect its business or condition, financial or otherwise;

                           (vii) The Company shall at all times maintain a cash
                  balance of not less than $750,000 on its consolidated balance sheet, unless otherwise unanimously approved by the Board;

                           (viii) The Company shall keep, and cause each
                  Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; and

                           (ix) Within no more than five (5) days following an
                  Event of Default (as defined in the Senior Secured Note), the Company shall notify Purchaser of such Event of Default, the circumstances causing such default and the proposed course of action to be taken by the Company to cure such default.

                  (b) Negative Covenants. The Company covenants that, so long as any portion of the Senior Secured Note or the Preferred Shares is outstanding, it shall not take any of the following actions without the prior written consent of Purchaser, which may not be withheld unreasonably:

                           (i) Redeem or repurchase any shares of Common Stock
                  Equivalents of the Company, except for (A) repurchases contemplated by this Agreement, or (B) repurchases or redemptions from employees, directors or consultants of the Company in accordance with agreements existing as of the date hereof for the repurchase or redemption of shares of Common Stock Equivalents in connection with any termination of service to the Company or any of its Subsidiaries;

                           (ii) Except to the extent required to comply with its
                  obligations hereunder or with applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, amend its respective articles of organization, by-laws or regulations, or similar organic documents;

                           (iii) the Company shall not, nor shall it permit any
                  of its Subsidiaries to, incur or guarantee any Indebtedness or enter into any "keep well" or other agreement to maintain any financial statement condition of another

                  Person or enter into any arrangement having the economic effect of any of the foregoing, other than (A) short-term indebtedness and "keep well" or similar assurances for the benefit of customers, in each case in the ordinary course of business consistent with past practice or (B) long-term Indebtedness in connection with the refunding of existing Indebtedness at a lower cost of funds;

                           (iv) The Company shall not, nor shall it permit any
                  of its Subsidiaries to, (A) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, (B) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer; provided that the foregoing shall not preclude the implementation of incentive pay arrangements in the ordinary course of business consistent with past practice, or (C) create any Encumbrance on any of the assets or properties of the Company or any Subsidiary;

                           (v) Declare or pay any dividend on any class of
                  Common Stock Equivalents of the Company or the Guarantor (except dividends payable solely in Common Stock Equivalents in connection with a stock split or similar transaction of the Company);

                           (vi) Enter into any transactions with Affiliates of
                  the Company other than in the ordinary course of business;

                           (vii) Merge or consolidate with any other entity or
                  have a transaction in which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
                  Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of greater than fifty percent (50%) of the shares of Common Stock then outstanding of the Company, on a fully diluted basis, ordinarily entitled to vote in the election of directors;

                           (viii) Sell all or substantially all of the assets of
                  the Company;

                           (ix) Except as contemplated by this Agreement, permit
                  any Encumbrances on any assets of the Company (other than the Permitted Liens);

                           (x) Liquidate, dissolve or wind-up the operations of
                  the Company;

                           (xi) Apply for, or consent to, the appointment of a
                  receiver, trustee or liquidator for the Company or any Subsidiary or any of their respective properties ; and

                           (xii) Enter into any agreement to do any of the
                  foregoing.

         4.5 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.6 Board Composition. Purchaser shall have the right to designate two
(2) representatives (the "Designees") for election to the Company's Board, both of whom shall not have been involved in any of the events set forth in Item 401(f) of Regulation S-K during the preceding ten (10) year and shall be qualified to serve as directors of a reporting company under the Exchange Act as determined by a majority of the members of a committee of non-employee directors established for such purpose and at least one of whom shall satisfy the Nasdaq National Market requirements for an "independent director." Such "independent" Designee shall be appointed to the Company's Compensation Committee, and any future increases in the compensation of the Chief Executive Officer, or additional grants of options to the Chief Executive Officer (except Replacement Options), shall only be approved by unanimous consent of the Company's Compensation Committee. The Company shall use its best efforts to have the Designees nominated and elected to the Board.

         4.7 Additional Covenants of the Company.

                  (a) For a period equal to the shorter of (i) three (3) years from the Closing Date and (ii) such time as Purchaser beneficially owns less than 5,000,000 shares of Common Stock (on an as converted basis), the Company shall not issue or sell any shares of Common Stock, or any securities convertible or exchangeable into Common Stock, for an effective per share price of less than $0.25, without the prior written consent of Purchaser.

                  (b) The Company shall not incur Indebtedness, other than in connection with an asset-based senior line of credit, without the prior written consent of Purchaser.

         4.8 Certain Transactions. Purchaser and its Affiliates agree not to engage in any "going private" transaction (including, without limitation, selling all or substantially all of the Company's assets, merging the Company, or any other transaction with similar economic effects) with the Company, without the prior written consent of MacIntosh.

         4.9 Pre-emptive Rights. For so long as Purchaser owns more than 5,000,000 shares of Common Stock (on an as converted basis) and in the event the Company proposes to issue or sell any shares of Common Stock, or any securities convertible or exchangeable into Common Stock, Purchaser shall have the right (but not the obligation) to purchase such number of securities from the Company, on the same terms and conditions offered by the Company, in order to maintain its percentage ownership in the Company; it being understood that Purchaser shall have ten (10) Business Days from its receipt of written notice from the Company containing sufficient details with respect to such issuance or sale to exercise its rights hereunder.

         4.10 Indemnification.

                  (a) The Company shall indemnify and hold harmless Purchaser, its officers, directors, employees, agents and consultants (each, a "Purchaser Indemnified Party"), from and against any and all costs, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) (together, the "Losses") which may be suffered or incurred by such Purchaser Indemnified Party by reason of (i) any material misrepresentation or breach of warranty by the Company in this Agreement or the other Transaction Documents or (ii) any material default of any obligation, agreement or covenant of the Company under this Agreement or the other Transaction Documents, in each case so long as such Losses were not caused by the gross negligence or willful misconduct of such Purchaser Indemnified Party.

                  (b) Purchaser shall indemnify and hold harmless the Company and its officers, directors, employees, agents and consultants (each, a "Company Indemnified Party"), from and against any and all Losses which may be suffered or incurred by such Company Indemnified Party by reason of any material misrepresentation or breach of warranty by Purchaser in this Agreement or the other Transaction Documents, so long as such Losses were not caused by the gross negligence or willful misconduct of such Company Indemnified Party.

                  (c) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                  (d) If an Indemnified Party shall receive notice of any action, audit, claim, demand or assessment (each, a "Third Party Claim") against it which may give rise to a claim for Loss under this
         Section 4.10, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 4.10 except to the extent that such failure results in a detriment to the Indemnifying Party and shall not relieve the Indemnifying Party from any other liability that it may have to any Indemnified Party other than under this Section 4.10. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party. If the Indemnifying Party elects to undertake any such defense against a Third Party Claim, the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of such Third Party Claim unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party withdraws from the defense of such Third Party Claim liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such Third Party Claim. If the Indemnified Party assumes the defense of any such claims or proceeding pursuant to this Section 4.10(d) and proposes to settle such claims or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claims or proceeding.

         4.11 "Key Man" Life Insurance. Within forty-five (45) days from the Closing Date, the Company shall have obtained "key man" life insurance on the life of MacIntosh in an amount between $2,500,000 and $5,000,000, subject to commercially reasonable availability, costs and terms of such insurance as approved by MacIntosh

         4.12 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement, the Conversion Shares pursuant to any conversion of the Preferred Shares and the Warrant Shares pursuant to any exercise of the Warrants.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Fees and Expenses. On the Closing Date, the Company shall pay Purchaser a closing fee (the "Closing Fee") equal to Two Hundred Forty Thousand Dollars ($240,000), by check or wire transfer. The Company and Purchaser shall be responsible for their respective costs and expenses incurred in connection with this transaction.

         5.2 Rights Upon Termination. So long as Purchaser has proceeded in good faith to consummate this Agreement and the transactions contemplated hereby, in the event the Company elects not to consummate this transaction for any reason prior to February 11, 2005, the Company shall pay to Purchaser a financial advisory and structuring fee (the "Advisory Fee") equal to Five Thousand Dollars ($500,000) which shall, at the sole option of Purchaser, be payable in cash or shares of Common Stock valued at $0.25 per share of Common Stock. Upon the Company's election to terminate this transaction, Purchaser shall have ten (10) days in which to make an election to receive either cash or shares of Common Stock from the Company. Any Advisory Fee that becomes due shall be payable to Purchaser within five (5) days following Purchaser's receipt of notice from the Company that the Company has elected not to consummate this transaction. Any Advisory Fee paid pursuant to this Section 5.2 shall be in addition to any expenses and costs payable by the Company to Purchaser in accordance with
Section 5.1 hereof. The Company hereby acknowledges that, in the event the Company is required to pay the Advisory Fee in accordance with this Section 5.2, the Company shall be deemed to have received advisory services from Purchaser in consideration of such Advisory Fee. In the event Purchaser does not consummate the transactions contemplated hereby by February 11, 2005 or otherwise terminates this Agreement prior to such date despite the Company's good faith attempts to consummate the transactions contemplated hereby, the terms of this
Section 5.2 shall expire and the Company shall have no further obligation to pay the Advisory Fee.

         5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  If to the Company, at 3400 West 66th Street, Suite 445, Edina, Minnesota 55435, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to Purchaser, with copies to Justin M. MacIntosh, c/o CorVu Australasia Pty. Ltd., Level 8, 821-843 Pacific Highway, Chatswood NSW 2067, Australia, Facsimile: (011-61 2) 9495 5444, and Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, Attn: John H. Stout or Barbara Muller; or

                  If to ComVest, at 830 Third Avenue, New York, NY 10022,
Attention: Carl Kleidman, or at such other address or addresses as may have been furnished to the Company in writing by ComVest, with a copy to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166,
Attention: Alan I. Annex, Esq.

                  Notices provided in accordance with this Section 5.4 shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or three business days after deposit in the mail.

         5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to Purchaser.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

         5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Action, any claim that it is not personally subject to the jurisdiction of any such court or that such Action is improper or inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an Action to enforce any provisions of the Transaction Documents, then the prevailing party in such Action shall be reimbursed by the other party for its attorneys' fees and other costs and expenses reasonably incurred with the investigation, preparation and prosecution of such Action.

         5.9 Survival. Unless this Agreement is terminated under Section 5.2 hereof, all agreements, representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until (i) Purchaser owns less than 5,000,000 shares of Common Stock (on an as converted basis) or (ii) the pay-off of the Senior Secured Note, whichever occurs later.

         5.10 Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    COMPANY:

                                    CORVU CORPORATION


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    SUBSIDIARIES:


                                    CORVU NORTH AMERICA, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    CORVU SOFTWARE MARKETING, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    CORVU SOFTWARE, LTD.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    CORVU LATIN AMERICA, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    CORVU PLC


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    CORVU AUSTRALASIA PTY. LTD.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    PURCHASER:


                                    COMVEST INVESTMENT PARTNERS II LLC


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: